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                                 EXHIBIT 4.6
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                            ICG COMMUNICATIONS, INC.


                             1996 STOCK OPTION PLAN

                               ---------------

                         Effective as of August 2, 1996

                            ICG Communications, Inc.
                             1996 Stock Option Plan

                                  INTRODUCTION

                  ICG Communications, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "ICG Communications, Inc. 1996 Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options and Incentive Stock Options.

                  Prior to August 2, 1996, the Plan was known as the IntelCom Group Inc. Restated and Amended 1995 Stock Option Plan (the "IntelCom Plan") and was sponsored by IntelCom Group Inc., a Canadian federal corporation ("IntelCom"). Effective as of August 2, 1996 IntelCom became a subsidiary of the Corporation and, pursuant to the transactions related thereto, the Corporation assumed sponsorship of, and immediately thereafter amended and restated, the IntelCom Plan in the form as herein set forth. Accordingly, the Plan constitutes a continuation of the IntelCom Plan, as assumed by the Corporation.

                  The IntelCom Plan became effective on October 1, 1995, and was approved by a majority vote of IntelCom's stockholders on October 12, 1995. This Plan becomes effective as of the date the IntelCom Plan is assumed by the Corporation. All stock options awarded under the IntelCom Plan, to the extent not exercised on or before August 2, 1996, shall be assumed by the Corporation on such date, shall be satisfied by the delivery of the Corporation's Common Stock, $.01 par value, in lieu of IntelCom Common Shares, no par value, and shall be administered in accordance with the terms of this Plan.

                  The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's stockholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                   DEFINITIONS

                  For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

     A. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     B. "Committee" shall mean the Stock Option Committee of the Board of Directors of the Corporation.

     C. "Common Stock" shall mean the common stock, $.01 par value, of the Corporation.

     D.  "Corporation"   shall  mean  ICG   Communications,   Inc.,  a  Delaware
corporation. For all purposes of this Plan, prior to August 2, 1996 the term Corporation shall mean IntelCom Group Inc., a Canadian federal corporation.

     E. "Director Participant" shall mean a director of the Corporation or of any Parent or Subsidiary on the date of a grant of Options under Section V(B) hereof who is not a common law employee of the Corporation, any Parent or any Subsidiary.

     F. "Disability" shall have the same meaning as the term "permanent and total disability" under Section 22(e)(3) of the Code.

     G. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     H. "Executive" shall mean an employee of the Corporation or of any Parent or Subsidiary whose compensation is subject to the deduction limitations set forth under Code Section 162(m).

     I. "Fair Market Value" of the Corporation's Common Stock on a Trading Day shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Stock is listed on any securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Corporation's Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

     J. "Good Cause" shall mean (i) a Participant's willful or gross misconduct or willful or gross negligence in the performance of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by such Participant of such notice, (ii) a Participant's intentional or habitual neglect of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such neglect, or (iii) a Participant's theft or misappropriation of funds of the Corporation or of any Parent or Subsidiary or commission of a felony.
     K. "Incentive Stock Option" shall mean a stock option satisfying the requirements for tax-favored treatment under Section 422 of the Code.

     L. "Non-Qualified Option" shall mean a stock option which does not satisfy the requirements for, or which is not intended to qualify for, tax-favored treatment under Section 422 of the Code.

     M. "Option" or "Plan Award" shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the provisions of Section V hereof.
     N. "Optionee" shall mean a Participant who is granted an Option under the terms of this Plan.

     O. "Outside Directors" shall mean members of the Board of Directors of the Corporation who are classified as "outside directors" under Section 162(m) of the Code.
     P. "Parent" shall mean a parent corporation of the Corporation within the meaning of Section 424(e) of the Code.

     Q. "Participant" shall mean any employee of the Corporation or any Parent or Subsidiary, or a Director Participant, participating under the Plan.

     R. "Plan Quarter" shall mean the three calendar month periods beginning October 1st, January 1st, April 1st and July 1st.

     S. "Retirement" shall mean the termination of employment by a Participant in the Plan from the Corporation or from any Parent or Subsidiary, who at the time of such termination is at least fifty-five (55) years of age and who has completed at least ten (10) years of service (at least 1,000 hours in any fiscal year) with the Corporation or any Parent or Subsidiary, or any combination thereof.

     T. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     U. "Subsidiary" shall mean a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.

                                   SECTION I.
                                 ADMINISTRATION

                  The Plan shall be administered by the Committee, which shall be composed solely of at least two Non-Employee Directors, as defined in Rule 16b-3(b)(3) promulgated under the Exchange Act, and who also qualify as Outside Directors. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section IV of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

                                   SECTION II.
                                SHARES AVAILABLE

                  Subject to the adjustments provided in Section VII of the Plan, the aggregate number of shares of the Common Stock which may be granted for all purposes under the Plan shall be two million five hundred thousand
(2,500,000) shares, reduced by the number of Common Shares of Intelcom represented by options granted to individuals under the IntelCom Plan prior to August 2, 1996. Shares of Common Stock underlying awards of Options shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that an Option expires, is terminated unexercised, or is forfeited. Incentive and Non-Qualified Stock Options awarded under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation's treasury or shares of Common Stock acquired on the open market.

                                  SECTION III.
                                  ELIGIBILITY

                  Officers and key employees (including officers or key employees who are also directors) of the Corporation, or of any Parent or Subsidiary, who are regularly employed on a salaried basis as common law employees shall be eligible to participate in the Plan. Directors of the Corporation, or of any Parent or Subsidiary, who are not common law employees of the Corporation or of any Parent or Subsidiary shall also be eligible to participate in the Plan, but only to the extent provided under Section V(B) hereof and, where appropriate under this Plan, shall be referred to as "employees" and their service as directors as "employment".

                                   SECTION IV.
                             AUTHORITY OF COMMITTEE

                  The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with
Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, to the extent such compliance is required, and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. Subject to the provisions of Section X hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Plan Awards shall be granted, the times when such Plan Awards shall be granted, the number of Plan Awards, the exercise price of each Plan Award, the period(s) during which such Plan Award shall be exercisable (whether in whole or in part), the restrictions to be applicable to Plan Awards and the other terms and provisions thereof (which need not be identical). In addition, the authority of the Committee shall include, without limitation, the following:

     A. Financing. The arrangement of temporary financing for an Optionee by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting the Optionee in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

     B. Procedures for Exercise of Option. The establishment of procedures for an Optionee (i) to exercise an Option by payment of cash or any other property acceptable to the Committee, (ii) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the option exercise price of the total number of shares of Common Stock to be acquired, (iii) to exercise all or a portion of an Option by delivering that number of shares of Common Stock already owned by him having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, to permit the Optionee to deliver the shares of Common Stock thus acquired by him in payment of shares of Common Stock to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares of Common Stock in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares and (iv) to engage in any form of "cashless" exercise.

     C. Withholding. The establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option, or for the tender of cash or shares of Common Stock owned by any Participant to meet any obligation of withholding for taxes incurred by the Optionee upon such exercise.

     D. Types of Plan Awards. The Committee may grant awards in the form of Incentive Stock Options and Non-Qualified Stock Options.

                                   SECTION V.

                                  STOCK OPTIONS

A.       For Employees.

                  The Committee shall have the authority, in its discretion, to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of Options. No Option shall be granted for a term of more than ten (10) years. Notwithstanding anything contained herein to the contrary, an Incentive Stock Option may be granted only to common law employees of the Corporation or of any Parent or Subsidiary now existing or hereafter formed or acquired, and not to any director or officer who is not also such a common law employee. In order to satisfy the "performance-based" exception to the deduction limitation under Code Section 162(m), the maximum number of shares of Common Stock subject to Options which may be granted to any single Executive during any one calendar year is 250,000. Option grants made under the IntelCom Plan during 1996 shall be taken into account in determining whether this limitation is satisfied under this Plan during such year. The terms and conditions of the Options shall be determined from time to time by the Committee; provided, however, that the Options granted under the Plan shall be subject to the following:

                  I. Exercise Price. The Committee shall establish the exercise price at the time any Option is granted at such amount as the Committee shall determine; provided, however, that the exercise price for each share of Common Stock purchasable under any Option which is intended to satisfy the performance-based exception to the deduction limitation under Section 162(m) of the Code or any Incentive Stock Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, the exercise price for each share of Common Stock shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock at the date the Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section VI of the Plan.

                  (ii) Payment of Exercise Price. The price per share of Common Stock with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Sections IV(A) or (B) hereof. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

                  (iii) Employment Requirement. Notwithstanding anything else contained herein, each Option by its terms shall require the Optionee to remain in the continuous full-time employ of the Corporation, or of any Parent or Subsidiary, for at least six (6) months from the date of grant of the Option before the right to exercise any part of the Option (by him or any other person) will accrue.

                  (iv) Exercisability of Options. Each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. Unless otherwise determined by the Committee in its sole discretion, each Option granted hereunder shall be exercisable, on a cumulative basis, as to twenty-five percent (25%) of the shares of Common Stock set forth thereunder on each of the first, second, third and fourth anniversaries of the date such Option is granted.

                  (v) Expiration of Options. No Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an Incentive Stock Option granted to a person who, at the time such Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

                  (vi) Exercise Upon Death of Optionee. Subject to the provisions of Sections V(A)(iii) and V(A)(ix) hereof, in the event of the death of the Optionee prior to his termination of employment with the Corporation or with any Parent or Subsidiary, or within 3 (three) months following his Retirement, his estate (or other beneficiary, if so designated in writing by the Participant) shall have the right, within one (1) year after the date of death (but in no case after the expiration date of the Option(s)), to exercise his Option(s) with respect to all or any part of the shares of Common Stock as to which the deceased Optionee had not exercised his Option at the time of his death, but only to the extent the Option or Options were exercisable as of the earlier of the date of his Retirement or the date of his death.

                  (vii) Exercise Upon Disability of Optionee. Subject to the provisions of Sections V(A)(iii) and V(A)(ix) hereof, if the employment by the Corporation or by any Parent or Subsidiary of an Optionee is terminated because of Disability, he shall have the right, within one (1) year after the date of such termination (but in no case after the expiration of the Option(s)), to exercise his Option(s) with respect to all or any part of the shares of Common Stock as to which he had not exercised his Option at the time of such termination, but only to the extent such Option or Options were exercisable as of the date of his termination of employment due to Disability.

                  (viii) Exercise Upon Optionee's Termination of Employment. Except as provided in the following sentence, if the employment of an Optionee by the Corporation or by any Parent or Subsidiary is terminated for any reason other than those specified in Sections V(A)(vi) and V(A)(vii) above, he shall have the right, within three (3) months after the date of such termination (but in no case after the expiration date of the Option(s)), to exercise his Option(s) only with respect to that number of shares of Common Stock that he was entitled to purchase pursuant to Options that were exercisable immediately prior to such termination. Notwithstanding the provisions of the immediately preceding sentence, if an Optionee's employment is terminated by the Corporation or by any Parent or Subsidiary for Good Cause or upon his voluntary termination of employment without the consent of the Committee, the Optionee shall, at the time of such termination of employment, forfeit his rights to exercise all of such Option(s).

                  (ix) Maximum Amount of Incentive Stock Options. Each Plan Award under which Incentive Stock Options are granted shall provide that to the extent the aggregate of the (a) Fair Market Value of the shares of Common Stock (determined as of the time of the grant of the Option) subject to such Incentive Stock Option and (b) the fair market values (determined as of the date(s) of grant of the options) of all other shares of Common Stock subject to incentive stock options granted to an Optionee by the Corporation or any Parent or Subsidiary, which are exercisable for the first time by any person during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchased pursuant to Incentive Stock Options. The terms of the immediately preceding sentence shall be applied by taking options into account in the order in which they are granted.

B.       For Director Participants.

     (i)  General  Provisions.  Subject  to the  terms  and  conditions  of this
          Section V(B):

                  (1) As of the last day of the Plan Quarter beginning on October 1, 1995, each person who was serving as a non-employee director of the Corporation or of any Parent or Subsidiary (a "Director") on the last day of such Plan Quarter (and who so served on an uninterrupted basis for more than fifty percent (50%) of the business days contained in such Plan Quarter) was automatically granted under the IntelCom Plan an option to purchase five thousand (5,000) shares of IntelCom common stock, subject to availability under the IntelCom Plan.

                  (2) As of January 1, 1996, each individual who was serving as a Director on such date was automatically granted under the IntelCom Plan an option to purchase fifteen thousand (15,000) shares of IntelCom common stock, subject to availability under the IntelCom Plan.

                  (3) As of October 1, 1996, each individual who is serving as a Director on such date shall automatically be granted an Option to purchase five thousand (5,000) shares of Common Stock, subject to availability under the Plan.

                  (4) As of January 1, 1997, and as of the first day of each succeeding calendar year through and including January 1, 2005, each individual who is serving as a Director on the appropriate grant date shall automatically be granted Options to purchase twenty thousand (20,000) shares of Common Stock, subject to availability under the Plan.

Subject to the provisions of Section VI hereunder, (i) the option price of the shares of Common Stock covered by each Option shall be the Fair Market Value of such shares on the date of the grant; provided, however, that the option price of the shares of Common Stock covered by each Option granted on October 1, 1996 shall be the greater of (i) the Fair Market Value of such shares on January 1, 1996 or (ii) an amount that is greater than twenty-five percent (25%) of the Fair Market Value of such shares on October 1, 1996.


     (ii) Exercisability of Stock Option. Each Option granted under this Section V(B) by its terms shall expire ten (10) years from the date of its grant. Furthermore:


                  (1) An Option described under Section V(B)(i)(1) became exercisable in full on the date of grant of the Option.


                  (2) An Option described under Section V(B)(i)(2) became, and shall become, exercisable as to one-third (1/3) of the number of shares of Common Stock covered thereby on the last day of the Plan Quarter during which the date of grant occurred and as to one-third (1/3) of such number of shares on the last day of each of the next succeeding two Plan Quarters, respectively, but only if, with regard to the shares of Common Stock with respect to which the Option becomes exercisable at the end of any Plan Quarter, the Director has served in such capacity on an uninterrupted basis for more than fifty percent (50%) of the business days contained in such Plan Quarter.

                  (3) An option granted pursuant to Section V(B)(i)(3) shall become exercisable on the last day of the Plan Quarter during which the date of such grant occurs, but only if the Director has served in such capacity on an uninterrupted basis for more than fifty percent (50%) of the business days contained in such Plan Quarter.

                  (4) An Option granted pursuant to Section V(B)(i)(4) shall become exercisable as to one-fourth (1/4) of the number of shares of Common Stock covered thereby on the last day of the Plan Quarter during which the date of grant occurs and as to one-fourth (1/4) of such number of shares on the last day of each of the next succeeding three Plan Quarters, respectively, but only if, with regard to the shares of Common Stock with respect to which the Option becomes exercisable at the end of any Plan Quarter, the Director has served in such capacity on an uninterrupted basis for more than fifty percent (50%) of the business days contained in such Plan Quarter.

If a Director dies while holding an outstanding Option, such Option, to the extent exercisable (and not exercised) on the date of his death, shall remain so exercisable by his estate (or other beneficiaries, as designated in writing by such Director) until the end of the exercise period under the Option.

                  (iii) Director's Termination. If a Director's service as a director of the Corporation is terminated by reason of (1) his Disability, (2) the failure of the Corporation to retain, or nominate for re-election, such Director (who is otherwise eligible) other than for Good Cause, (3) his ineligibility for re-election pursuant to the Corporation's By-laws, or (4) his voluntary termination of such directorship, such termination shall be considered a "Qualifying Termination" and each Option granted to such Director, to the extent exercisable (and not exercised) on the date of such Qualifying Termination, shall remain so exercisable by him until the end of the exercise period under such Option. If a Director's service as a director of the Corporation or of any Parent or Subsidiary is terminated for Good Cause, such termination shall be considered a "Non-Qualifying Termination." In the event of a Non-Qualifying Termination, all outstanding unexercised stock options granted pursuant to this Section V(B) shall be forfeited or canceled, as the case may be.


                                   SECTION VI.


                        ADJUSTMENT OF SHARES; MERGER OR

                     CONSOLIDATION, ETC. OF THE CORPORATION

                  A. Recapitalization, Etc. In the event there is any change in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.
                  B. Merger, Consolidation or Change in Control of Corporation. Upon (i) the merger or consolidation of the Corporation with or into another corporation (pursuant to which the stockholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Options granted hereunder or (2) the substitution of new options for Options granted hereunder, or for the assumption of such Options by the surviving corporation, (ii) the dissolution, liquidation or sale of substantially all the assets of the Corporation or (iii) the Change in Control of the Corporation, the holder of any such Option theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, sale of assets or Change in Control of the Corporation to exercise such Option(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option(s); [provided that any conditions precedent to the exercise of such Options, other than the passage of time, have occurred]. The Corporation, to the extent practicable, shall give advance notice to affected Optionees of any such merger, consolidation, dissolution, liquidation, sale of assets or Change in Control of the Corporation. All such Options which are not so exercised shall be forfeited as of the effective time of any merger, consolidation, dissolution, liquidation or sale of assets (but not in the case of a Change in Control of the Corporation).

                  C. Definition of Change in Control of the Corporation. As used herein, a "Change in Control of the Corporation" shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person, but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the
Corporation, (ii) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, (iii) the Corporation or any subsidiary of the Corporation or (iv) only as provided in the immediately following sentence, a Participant together with all Affiliates and Associates of a Participant, is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% of more of the combined voting power of the Corporation's then outstanding securities, such person being hereinafter referred to as an Acquiring Person. The provisions of clause (iv) of the immediately preceding sentence shall apply only with respect to the Option(s) held by the Participant who, together with his Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of securities set forth in such clause.

                                  SECTION VII.
                            MISCELLANEOUS PROVISIONS

     A. Administrative Procedures. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. Subject to the provisions of Section X hereof, all actions and decisions of the Committee shall be final.

     B. Assignment or Transfer. No grant or award of any Incentive Stock Option or any other "derivative security" (as defined by Rule 16a-l(c) promulgated under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of a Participant, Options granted hereunder shall be exercisable only by the Participant.
     C. Investment Representation. Upon the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act to deliver such securities in compliance with the provisions of the Securities Act.

     D. Withholding Taxes. The Corporation shall have the right to deduct from all cash payments hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Stock or other securities hereunder, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any such taxes. The Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure as described under Section IV(C) hereof.

     E. Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any award nor to any employee receiving a Plan Award.

     F. Funding of Plan. The Plan shall be unfunded. The Corporation shall not be required to segregate any of its assets to assure the payment of any Plan Award under the Plan. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Plan Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

     G. Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

     H. Plurals and Gender. Where appearing in the Plan, masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

     I. Headings. The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

     J. Severability. In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

     K. Payments Due Missing Persons. The Corporation shall make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one (1) year from the date such benefits shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Corporation shall send a certified letter to all such persons at their last known addresses advising them that their rights under the Plan shall be suspended. Subject to all applicable state laws, any such suspended amounts shall be held by the Corporation for a period of one (1) additional year and thereafter such amounts shall be forfeited and thereafter remain the property of the Corporation.

     L. Liability and Indemnification. (i) Neither the Corporation nor any Parent or Subsidiary shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Corporation nor any Parent or Subsidiary shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

                           (ii) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, this Plan, the Corporation, each Parent and Subsidiary and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

     M. Incapacity. If the Committee shall receive evidence satisfactory to it that a person entitled to receive payment of any Plan Award is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan Award otherwise payable to such person to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the payment of such Plan Award.

     N. Cooperation of Parties. All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

     O. Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware.

     P. Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Corporation (or any Parent or Subsidiary), and any employee or Participant, as a right of any employee or Participant to be continued in the employment of the Corporation (or any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to discharge any of its employees, with or without cause.

     Q. Notices. Each notice relating to this Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at ICG Communications, Inc., 9605 Maroon Circle, P.O. Box 6742, Englewood, Colorado 80155-6742, Attn:
Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

     R. Written Agreements. Each Plan Award shall be evidenced by a signed written agreement between the Corporation and the Participant containing the terms and conditions of the award.

                                  SECTION VIII.
                        AMENDMENT OR TERMINATION OF PLAN

                  The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan and the Options granted hereunder at any time and for any purpose (including, without limitation, an amendment necessary for an Option to maintain its qualification as an "incentive stock option" within the meaning of Section 422 of the Code, if applicable, or to comply with Rule 16b-3 (or any successor rule) promulgated under the Exchange Act); provided, however, that no amendment shall be made which shall increase the total number of shares of the Common Stock of the Corporation which may be issued and sold pursuant to Options, reduce the minimum exercise price in the case of an Incentive Stock Option or modify the provisions of the Plan relating to eligibility, unless such amendment is made by or with the approval of the stockholders (such approval being granted within 12 months of the effective date of such amendment), but only if such approval is required by any applicable provisions of the Code. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any Plan Awards previously granted under the Plan, without the consent of the holder thereof.

                                   SECTION IX.
                                  TERM OF PLAN

                  The Plan shall remain in effect until September 30, 2005, which is the day prior to the tenth anniversary of the effective date of the IntelCom Plan, unless sooner terminated by the Board of Directors of the Corporation. No Plan Awards may be granted under the Plan subsequent to the termination of the Plan.

                                   SECTION X.
                                CLAIMS PROCEDURES
     A. Denial. If any Participant, former Participant or beneficiary is denied any vested benefit to which he is, or reasonably believes he is, entitled under this Plan, either in total or in an amount less than the full vested benefit to which he would normally be entitled, the Committee shall advise such person in writing the specific reasons for the denial. The Committee shall also furnish such person at the time with a written notice containing (i) a specific reference to pertinent Plan provisions, (ii) a description of any additional material or information necessary for such person to perfect his claim, if possible, and an explanation of why such material or information is needed and
(iii) an explanation of the Plan's claim review procedure.

     B. Written Request for Review. Within 60 days of receipt of the information stated in subsection (a) above, such person shall, if he desires further review, file a written request for reconsideration with the Committee.

     C. Review of Document. So long as such person's request for review is pending (including the 60 day period in subsection (b) above), such person or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

     D. Committee's Final and Binding Decision. A final and binding decision shall be made by the Committee within 60 days of the filing by such person of this request for reconsideration; provided, however, that if the Committee, in its discretion, feels that a hearing with such person or his representative is necessary or desirable, this period shall be extended for an additional 60 days.

     E. Transmittal of Decision. The Committee's decision shall be conveyed to such person in writing and shall (i) include specific reasons for the decision,
(ii) be written in a manner calculated to be understood by such person and (iii) set forth the specific references to the pertinent Plan provisions on which the decision is based.

     F. Limitation on Claims. Notwithstanding any provisions of this Plan to the contrary, no Participant (nor the estate or other beneficiary of a Participant) shall be entitled to assert a claim against the Corporation (or against any Parent or Subsidiary) more than three years after the date the Participant (or his estate or other beneficiary) initially is entitled to receive benefits hereunder.